Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 28, 2018, relating to the consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries, which report was included in Repay Holdings Corporation’s Report on Form 8-K filed July 17, 2019, as amended on August 14, 2019.

/s/ Warren Averett, LLC

Birmingham, Alabama

September 20, 2019